                                   PROXY CARD OPPENHEIMER NEW JERSEY MUNICIPAL FUND
                                                      PROXY CARD
                                  A SERIES OF OPPENHEIMER MULTI-STATE MUNICIPAL TRUST

                       PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 2002

The  undersigned,  revoking prior proxies,  hereby appoints Robert Zack,  Brian Wixted,  Katherine Feld, Denis Molleur,
and  Kathleen  Ives,  and each of them,  as  attorneys-in-fact  and  proxies  of the  undersigned,  with full  power of substitution,  to vote  shares  held in the name of the  undersigned  on the  record  date at the  Special  Meeting  of
Shareholders  of Oppenheimer  New Jersey  Municipal Fund (the "Fund"),  a series of Oppenheimer  Multi-State  Municipal
Trust,  ("Trust")  to be held at 6803 South  Tucson Way,  Englewood,  Colorado,80112,  on August 5, 2002,  at 1:00 P.M.
Mountain time, or at any adjournment  thereof,  upon the proposals  described in the Notice of Meeting and accompanying
Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Trust's Board of TRUSTEES,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of TRUSTEES.  When properly  executed,  this proxy will be voted as indicated  on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in  accordance with the proxy holders' best judgment as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

                                                                          Note:  Please  sign  this  proxy  exactly  as
                                                                          your  name  or  names  appears  hereon.  Each
                                                                          joint  owner   should   sign.   Trustees  and
                                                                          other   fiduciaries   should   indicate   the
                                                                          capacity  in which they sign,  and where more
                                                                          than  one  name  appears,   a  majority  must
                                                                          sign.  If  a   corporation,   partnership  or
                                                                          other entity,  this signature  should be that
                                                                          of a duly  authorized  individual  who should
                                                                          state his or her title.

                                                                          Signature

                                                                          Signature of joint owner, if any

                                                                          Date

        PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

1.       To approve the elimination or amendment of certain fundamental investment policies of the Portfolio:       FOR     AGAINST       ABSTAIN
A.       Investing in real estate to clarify that the Fund
         may invest in REITs and other issuers that have interests in real estate                                  [  ]        [  ]         [  ] 1.A
B.       Industry concentration                                                                                    [  ]        [  ]         [  ] 1.B
C.       Borrowing                                                                                                 [  ]        [  ]         [  ] 1.C
D.       Lending portfolio securities                                                                              [  ]        [  ]         [  ] 1.D

2.       To approve an Amended and Restated Class B                                                                [  ]        [  ]          [  ] 2.
         Distribution and Service Plan and Agreement (only Class B shareholders may vote on this proposal)